                                                                EXHIBIT 17(B)(5)

                  [GABELLI ASSET MANAGEMENT COMPANY LETTERHEAD]

                                December 4, 1997

Dictated

Robin L. Hinson, Esq.
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street
Suite 1900
Charlotte, NC 28246

Dear Robin:

         Thanks again for including me in the meeting you had with the Special Committee of the Board of Directors of Brad Ragan. You indicated that you would like an observation from me for your meeting on Friday. This is awfully short notice for more detailed feedback but my thinking is fairly simple.

         My clients are interested in having Brad Ragan stay public and run more efficiently.

         First, under the aegis of Goodyear (I believe for almost twelve years), Brad Ragan's stock is up 50% while the market is up 400%. See Table A attached.

         Second, if the company were to earn 15% ROE -- well below its peers -- the company would earn $7.5 million. At a 15 multiple, you would have at least $100 million economic value, or no less than $45 per share.

         Respectfully submitted.

                                                              Sincerely,

                                                              Mario J Gabelli

    [A page depicting a price/volume graph for the Common Stock during the period November 30, 1987 to October 31, 1997 appears here in the original. At the top of the page appears the handwritten notation "Table A."]

                   Brad Ragan -- Comparable Company Analysis

                                           Industry
                                 --------------------------
                    Brad Ragan   S&P Auto Parts  S&P Trucks  AutoZone  Bandag Inc.  Earl Scheib  Global Motor  Monroe    O'Reilly
                                 & Equip.        & Parts                                         Sport Group   Muffler  Automotive
                    --------------------------------------------------------------------------------------------------------------
                    BRD                                      AZO       BDG          ESH          CSTM          MNRO     ORLY
                    --------------------------------------------------------------------------------------------------------------
             FYE:   12/31/96                                 8/30/97   12/31/96     4/30/97      1/31/97       3/31/97  12/31/96
                    =============================================================================================================
Shares
Outstanding              2.2                                 151.3     22.8          4.6          5.0          7.9       21.0
                    -------------------------------------------------------------------------------------------------------------
Options, Net of
Buy Back                 0.0                                   3.7      0.1          0.0          0.0          0.1        0.0
                    -------------------------------------------------------------------------------------------------------------
Total Shares             2.2       0.0             0.0       155.0     22.9          4.6          5.0          8.0       21.1
                    -------------------------------------------------------------------------------------------------------------
Stock Price          $34.000                               $30.563  $49.908       $9.000      $13.688      $14.500    $24.250
                    -------------------------------------------------------------------------------------------------------------
Market                  74.8       0.0             0.0     4,737.8  1,143.9         41.4         48.4        115.4      511.7
Capitalization
                    -------------------------------------------------------------------------------------------------------------
+ Long Term              0.0                                 198.0      0.0          0.4         16.2         57.9        0.2
Debt
                    -------------------------------------------------------------------------------------------------------------
- Cash                   0.7                                   4.6     33.5          3.5          0.0          6.4        2.2
                    -------------------------------------------------------------------------------------------------------------
Net Debt                74.1       0.0             0.0     4,931.2  1,110.4         38.3         64.6        166.9      509.7
                    -------------------------------------------------------------------------------------------------------------
Total                   76.3       0.0             0.0     5,186.2  1,133.3         42.9         89.6        174.9      530.8
Capitalization
                    -------------------------------------------------------------------------------------------------------------
P/E                     #N/A                                  23.9     14.5         37.5          9.2         12.2       26.6

Total Cap to            #N/A                                  12.8      7.3         21.5          5.1          6.1       15.2
EBITDA


                        Pep Boys    R&B Inc.  TCB Corp.
                        --------------------------------
                        PBY         RBIN      TBCC
                        --------------------------------
                        1/31/97     12/31/96  12/31/96
                        ================================
Shares
Outstanding                63.4        8.0      23.5

Options, Net of
Buy Back                    0.2        0.0       0.0

Total Shares               63.6        8.0      23.5

Stock Price             $24.875     $9.750   $10.500

Market                  1,582.4       78.2     246.8
Capitalization

+ Long Term               456.0       56.2      70.0
Debt

- Cash                      2.6        0.9       0.0

Net Debt                2,035.8      133.5     316.8

Total                   2,899.5      141.5     348.3
Capitalization

P/E                        15.4       13.7      16.2

Total Cap to                8.6        8.0      10.3
EBITDA

                                           Industry                                 Financials
                                 --------------------------                         ----------
                    Brad Ragan   S&P Auto Parts  S&P Trucks  AutoZone  Bandag Inc.  Earl Scheib  Global Motor  Monroe   O'Reilly
                                 & Equip.        & Parts                                         Sport Group   Muffler  Automotive
                    ---------------------------------------------------------------------------------------------------------------
                    BRD                                      AZO       BDG          ESH          CSTM          MNRO     ORLY
                    ---------------------------------------------------------------------------------------------------------------
             FYE:   12/31/96                                 8/30/97   12/31/96     4/30/97      1/31/97       3/31/97  12/31/96
                    ===============================================================================================================
Revenue             252                                       2,691      757           48           109         141       259
Total Assets        127                                       1,814      588           30           92          146       184
Shareholder         47                                        1,075      411           19           60          66        156
Equity
Source: Standard and Poor's Stock Reporter

10 Year
Analysis


ROE                 2.8%                                      23.1%      31.0%         2.9%         17.7%       23.3%     17.3
ROA                 2.8%                                      11.3%      19.2%         1.8%         10.7%       8.7%      12.0






                        Pep Boys    R&B Inc.  TCB Corp.
                        --------------------------------
                        PBY         RBIN      TBCC
                        --------------------------------
                        1/31/97     12/31/96  12/31/96
                        ================================
Revenue                   1,829      147        605
Total Assets              1,818      129        254
Shareholder                 778       54        120
Equity

Source: Standard and Poor's Stock Reporter

10 Year
Analysis


ROE                        12.9%    14.0%      20.7%
ROA                         6.1%     5.8%      11.7%



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